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Exhibit 99.1

FOSTER WHEELER LTD.'S ANNUAL GENERAL
MEETING OF SHAREHOLDERS

        HAMILTON, BERMUDA, April 14, 2004—Foster Wheeler Ltd. (OTCBB: FWLRF) today announced that its Annual General Meeting of Shareholders, which has traditionally been held in April, will be held later in the year pending consummation of the company's recently announced proposed equity for debt exchange offer.     The company will make an announcement regarding the date and location of the Annual General Meeting of Shareholders in the future.

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Notes to Editor:

Foster Wheeler Ltd. is a global company offering, through its subsidiaries, a broad range of design, engineering, construction, manufacturing, project development and management, research and plant operation services. Foster Wheeler serves the refining, oil and gas, petrochemical, chemicals, power, pharmaceuticals, biotechnology and healthcare industries. The corporation is based in Hamilton, Bermuda, and its operational headquarters are in Clinton, New Jersey, USA. For more information about Foster Wheeler, visit our Web site at www.fwc.com.

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Media Contact:	Richard Tauberman	908-730-4444
Investor Contact:	John Doyle	908-730-4270
Other Inquiries:		908-730-4000

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  Exhibit 99.1